Exhibit 99.1
December 15, 2006
FOR IMMEDIATE RELEASE
For more information contact:
October Strategies, Inc., 212-459-3729 or 303-471-4511
JUPITER TELECOMMUNICATIONS ANNOUNCES
NOVEMBER 2006 SUBSCRIBER FIGURES
Tokyo, Japan — Jupiter Telecommunications Co., Ltd. (J:COM; JASDAQ: 4817), the largest multiple system operator (MSO) in Japan based on the number of customers served, has announced that the total subscribing households as of November 30, 2006 served by J:COM’s 25 managed franchises reached 2.27 million* 1 , up 155,000, or 7.3% since November 30, 2005. The increase is attributed to growth of the subscribing households in existing service areas and the addition of newly consolidated franchises. Combined revenue generating units (RGUs) for J:COM TV, J:COM NET and J:COM PHONE reached over 4.01 million* 1 , up 388,700, or 10.7% since November 30, 2005. The bundle ratio (average number of services received per subscribing household) increased to 1.77 as of November 30, 2006 from 1.71 as of November 30, 2005. Details are provided in the table below:
*1Excluding the number of the subscribing households for Cable West Inc.
Subscriber information for Cable West Inc., which became a consolidated subsidiary at the end of September 2006, is provided in a separate table because it is preliminary and subject to adjustment until J:COM has completed its review and determined that it is presented in accordance with J:COM policies.
Year-Over-Year Subscribing Household Comparisons: (Rounded to the nearest hundred)

	Revenue Generating Units				Total
					Subscribing
	J:COM TV	J:COM NET	J:COM PHONE	RGU Total	Households
As of November 30, 2006	1,875,800	1,009,000	1,133,900	4,018,700	2,271,900
	Digital: 928,300
As of November 30, 2005	1,782,700	898,300	949,000	3,630,000	2,116,900
Net year-over-year increase	93,100	110,700	184,900	388,700	155,000
Net increase as percentage	5.2%	12.3%	19.5%	10.7%	7.3%

Note: The table above references subscribing household totals for companies managed by J:COM.

Results for J:COM’s consolidated subsidiaries are noted below:
Total consolidated subsidiaries: 18 franchises; 34 systems*2:
* 2Excluding Cable West Inc. and Fukuoka Cable Network Co.,Ltd., an equity method affiliate.

Consolidated Systems
Total	Revenue Generating Units				Total
					Subscribing
	J:COM TV	J:COM NET	J:COM PHONE	RGU Total	Households
As of November 30, 2006	1,789,300	969,100	1,081,000	3,839,400	2,162,700
	Digital: 890,900
As of November 30, 2005	1,671,700	851,300	891,200	3,414,200	1,984,500
Net year-over-year increase	117,600	117,800	189,800	425,200	178,200
Net increase as percentage	7.0%	13.8%	21.3%	12.5%	9.0%

Results for Cable West’s consolidated subscribers are noted below:
Total consolidated subsidiaries: 6 franchises; 6 systems:

	Revenue Generating Units				Total
					Subscribing
	TV	NET	PHONE	RGU Total	Households
As of November 30, 2006	329,600	128,600	21,600	479,800	362,800
	Digital: 161,100
As of November 30, 2005	305,300	110,800	—	416,100	335,400
Net year-over-year increase	24,300	17,800	21,600	63,700	27,400
Net increase as percentage	8.0%	16.1%	—	15.3%	8.2%

About J:COM http://www.jcom.co.jp/
Established in 1995, Jupiter Telecommunications Co., Ltd. (J:COM) is Japan’s largest multiple system operator based on the number of subscribing customers, serving 2.27 million* 3 subscribing households (as of November 30, 2006) in the Sapporo, Kanto, Kansai, and Kyushu regions. Based in Tokyo, J:COM is a corporate entity that provides cable television, high-speed Internet access, telephony and mobile services to customers through 25 managed franchises (as of November 30, 2006) operating at the local level. The number of serviceable households or “homes passed” in J:COM franchise areas is approximately 8.21 million *3(as of November 30, 2006). J:COM’s principal shareholder is LGI/Sumisho Super Media. J:COM is a public company, trading on the JASDAQ stock exchange under code No. 4817. For more information (available in English and Japanese), visit J:COM’s website at http://www.jcom.co.jp.
* 3Excluding the number of the subscribing households for Cable West Inc.
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Certain statements in this news release may constitute “forward-looking statements,” which involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Jupiter Telecommunications Co., Ltd. and any of its subsidiaries to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.